Exhibit 99.2

Consolidated Report to
the Financial Community (Unaudited)
-----------------------------------

                                            ----------------------------------------------------------
First Quarter 2003 Highlights              |After Tax EPS Variance Analysis                   1st Qtr.|
(Released April 30, 2003)                  |--------------------------------                  ------- |
                                           |1st Quarter 2002 Basic EPS - GAAP Basis            $ 0.40 |
o    Net   income   for  the  first        |  One-Time Items - 2002 (See page 6)                 0.05 |
     quarter,  before a  cumulative        |                                                    ----- |
     effect of an accounting change        |1st Quarter 2002 Normalized Earnings               $ 0.45 |
     for the  adoption  of SFAS No.        |  Electric Gross Margin                              0.23 |
     143,  was  $139  million,   or        |  Natural Gas Gross Margin                           0.04 |
     $0.47  per  share.   Excluding        |  International Operaitons                          (0.04)|
     costs   associated   with  the        |  Pension and Other Employee Benefits               (0.10)|
     Davis-Besse  extended  outage,        |  Depreciation and Amortization                     (0.04)|
     normalized earnings were $0.65        |  Financing Costs                                    0.11 |
     per share,  compared  to first        |                                                    ----- |
     quarter    2002     normalized        |1st Quarter 2003 Normalized Earnings               $ 0.65 |
     earnings  of $0.45 per  share.        |  Davis-Besse Incremental Expenses                  (0.18)|
     Net   income   for  the  first        |                                                    ----- |
     quarter   of  2003   was  $241        |Subtotal                                           $ 0.47 |
     million,  or $0.82 per  share,        |  Cumulative Effect of Accounting Change - 2003      0.35 |
     compared to $116  million,  or        |                                                    ----- |
     $0.40 per share,  for the same        |1st Quarter 2003 Basic EPS - GAAP Basis            $ 0.82 |
     period last year.                     |                                                    ===== |
                                            ----------------------------------------------------------

1Q 2003 Results Compared With 1Q 2002
-------------------------------------

 o Electric distribution deliveries increased 9%, largely driven by a 15% rise in residential deliveries, reflecting colder weather. Commercial deliveries increased 12%, while industrial deliveries only increased slightly. Total electric generation sales increased 31%. Approximately 75% of the increase was attributable to higher wholesale sales and 25% attributable to higher retail sales.

 o Electric gross margin increased $113 million after adjusting for changes in regulatory deferrals and Davis-Besse replacement power costs. Excluding these adjustments, electric sales revenue increased $390 million, due largely to an increase in wholesale spot sales and Basic Generation Service sales in New Jersey. Purchased power costs increased $290 million, after adjusting for regulatory deferrals and $52 million of Davis-Besse replacement power costs. Fuel expenses decreased $13 million due to lower generation output.

 o Natural gas gross margin rose $21 million, primarily due to reduced sourcing costs for our gas marketing business.

 o International operations net income decreased $12 million primarily as a result of the earnings reflected last year, when we owned 100% of Avon Energy Partners Holdings.

 o Pension and other employee benefit costs increased $50 million, principally reflecting reduced asset values, reduced return assumptions on trust assets, and lower discount rates used to value projected obligations.

 o Total depreciation and amortization expenses increased $19 million. The increase is primarily attributable to a $29 million increase in Ohio transition costs amortization and $10 million of depreciation expense associated with the Lake Plants in 2003. These expenses were partially offset by $18 million of lower nuclear decommissioning and depreciation expenses related to SFAS No. 143 implementation.

 o Excluding international operations, net interest charges decreased $47 million as a result of our aggressive debt reduction program and refinancing initiatives. Financing activities during the quarter included $122 million in mandatory long-term debt redemptions, $563 million of refinancings, and $50 million in incremental long-term debt issuance.

2003 Earnings Impact Associated with Davis-Besse
------------------------------------------------

 o Incremental expenses associated with the extended outage at Davis-Besse during the quarter totaled $88 million, or $0.18 per share ($52 million of replacement power costs and $36 million of O&M expenses).


For additional information, please contact:
    Kurt E. Turosky        Terrance G. Howson        Thomas C. Navin
    Director,              Vice President,           Treasurer
    Investor Relations     Investor Relations        (330) 384-5889
    (330) 384-5500         (973) 401-8519


                                                                       Actual
        FIRSTENERGY CORP.                                         Three Months Ended
        CONSOLIDATED INCOME                                           March 31,
                                                        ---------------------------------------
        STATEMENTS (thousands):                            2003          2002          Change
        ----------------------------------------        -----------   -----------     ---------
     (1)REVENUES:
     (2)  Electric Sales                                $ 2,633,200   $ 2,085,000     $ 548,200
     (3)  Natural Gas                                       248,496       204,594        43,902
     (4)  FE Facilities                                      77,380       119,753       (42,373)
     (5)  MYR                                               112,294       139,794       (27,500)
     (6)  International                                      42,340       204,626      (162,286)
     (7)  Other                                             130,762        99,511        31,251
                                                        -----------   -----------     ---------
     (8)     Total revenues                               3,244,472     2,853,278       391,194
                                                        -----------   -----------     ---------
     (9)
    (10)EXPENSES:
    (11)  Fuel                                              157,738       170,621       (12,883)
    (12)  Purchased Power                                 1,024,372       514,219       510,153
    (13)  Purchased Gas                                     229,465       206,227        23,238
    (14)  Other operating expenses                          720,644       695,337        25,307
    (15)  FE Facilities                                      78,263       118,135       (39,872)
    (16)  MYR                                               110,635       136,871       (26,236)
    (17)  International                                      16,007        88,547       (72,540)
    (18)  Mark-to-Market Adjustment                           3,690        (1,139)        4,829
    (19)  Provision for depreciation and amortization       281,662       262,828        18,834
    (20)  General taxes                                     178,282       171,988         6,294
                                                        -----------   -----------     ---------
    (21)      Total expenses                              2,800,758     2,363,634       437,124
                                                        ------------  -----------     ---------
    (22)INCOME BEFORE INTEREST
    (23)    AND INCOME TAXES                                443,714       489,644       (45,930)
                                                        -----------   -----------    ----------
    (24)Net interest charges:
    (25)  Interest expense                                  200,650       260,465       (59,815)
    (26)  Capitalized interest                               (9,152)       (5,814)       (3,338)
    (27)  Subsidiaries' preferred stock dividends            11,242        24,071       (12,829)
                                                        -----------   -----------     ---------
    (28)      Net interest charges                          202,740       278,722       (75,982)
                                                        -----------   -----------     ---------
    (29)Income taxes                                        102,136        94,429         7,707
                                                        -----------   -----------     ---------
    (30)Income before cumulative effect of a
    (31)  change in accounting                              138,838       116,493        22,345
    (32)Cumulative effect of a change in accounting         102,147             -       102,147
                                                        -----------   -----------     ---------
    (33)NET INCOME                                      $   240,985   $   116,493     $ 124,492
                                                        ===========   ===========     =========
    (34)
    (35)Basic earnings per common share:
    (36)  Before accounting change                           $ 0.47        $ 0.40        $ 0.07
    (37)  Cumulative effect of accounting change               0.35             -          0.35
                                                        -----------   -----------     ---------
    (38)                                                     $ 0.82        $ 0.40        $ 0.42
                                                        ===========   ===========     =========
    (39)Weighted average number of basic
    (40)  shares outstanding                                293,886       292,791         1,095
                                                        ===========   ===========     =========
    (41)
    (42) Diluted earnings per common share:
    (43)   Before accounting change                     $      0.47   $      0.40     $    0.07
    (44)   Cumulative effect of accounting change              0.35             -          0.35
                                                        -----------   -----------     ---------
    (45)                                                $      0.82   $      0.40        $ 0.42
                                                        ===========   ===========     =========
    (46)Weighted average number of diluted
    (47)  shares outstanding                                294,877       294,492           385
                                                        ===========   ===========     =========

                                             3

                                                                    FirstEnergy Actual Consolidated Income Segments
                                                                           Three Months Ended March 31, 2003
                                                       -----------------------------------------------------------------------
                                                       Regulated     Competitive       Other      Reconciling
        (In thousands):                                Services      Services           (c)       Adjustments     Consolidated
        -----------------------------------------      -----------   -----------  -------------  ------------     ------------
     (1)REVENUES:
     (2)  Electric Sales                               $2,219,999    $  413,201      $       -     $       -       $2,633,200
     (3)  Natural Gas                                           -       248,496              -             -          248,496
     (4)  FE Facilities                                         -        77,380              -             -           77,380
     (5)  MYR                                                   -       112,294              -             -          112,294
     (6)  International                                         -             -         42,340             -           42,340
     (7)  Other                                            95,065        14,910          8,746        12,041 (a)      130,762
     (8)  Internal revenues                               264,502       559,694        123,794      (947,990)(b)            -
                                                       ----------    ----------      ---------     ---------       ----------
     (9)     Total revenues                             2,579,566     1,425,975        174,880      (935,949)       3,244,472
                                                       ----------    ----------      ---------     ---------       ----------
    (10)
    (11)EXPENSES:
    (12)  Fuel                                                  -       155,322          2,416             -          157,738
    (13)  Purchased Power                               1,111,612       472,454              -      (559,694)(b)    1,024,372
    (14)  Purchased Gas                                         -       229,465              -             -          229,465
    (15)  Other operating expenses                        531,559       422,941        107,692      (341,548)(a)(b)   720,644
    (16)  FE Facilities                                         -        78,263              -             -           78,263
    (17)  MYR                                                   -       110,635              -             -          110,635
    (18)  International                                         -             -         16,007             -           16,007
    (19)  Mark-to-Market Adjustment                             -         3,841           (151)            -            3,690
    (20)  Provision for depreciation and amortization     263,658         7,492         10,512             -          281,662
    (21)  General taxes                                   163,758        10,552          3,972             -          178,282
                                                       ----------    ----------      ---------     ---------       ----------
    (22)      Total expenses                            2,070,587     1,490,965        140,448      (901,242)       2,800,758
                                                       ----------    ----------      ---------     ---------       ----------

    (23)INCOME BEFORE INTEREST
    (24)    AND INCOME TAXES                              508,979       (64,990)        34,432       (34,707)         443,714
                                                       ----------    ----------      ---------     ---------       ----------
    (25)Net interest charges:
    (26)  Interest expense                                118,017        12,693        104,647       (34,707)(b)      200,650
    (27)  Capitalized interest                             (7,050)       (2,102)             -             -           (9,152)
    (28)  Subsidiaries' preferred stock dividends          11,242             -              -             -           11,242
                                                       ----------    ----------      ---------     ---------       ----------
    (29)      Net interest charges                        122,209        10,591        104,647       (34,707)         202,740
                                                       ----------    ----------      ---------     ---------       ----------
    (30)Income taxes                                      159,404       (31,336)       (25,932)            -          102,136
                                                       ----------    ----------      ---------     ---------       ----------
    (31)Income before cumulative effect of a
    (32)  change in accounting                            227,366       (44,245)       (44,283)            -          138,838
    (33)Cumulative effect of a change in accounting       100,960         1,187              -             -          102,147
                                                       -----------   ----------      ---------     ---------       ----------
    (34)NET INCOME                                     $  328,326    $  (43,058)     $ (44,283)    $       -       $  240,985
                                                       ==========    ==========      =========     =========       ==========


                                                                           Three Months Ended Mar 31, 2002
                                                       ------------------------------------------------------------------------
                                                       Regulated     Competitive       Other        Reconciling
        (In thousands):                                Services        Services         (c)         Adjustments    Consolidated
        -----------------------------------------      ----------    -----------     ---------      -----------    ------------
     (1)REVENUES:
     (2)  Electric Sales                               $1,924,242    $  160,758      $       -      $       -       $2,085,000
     (3)  Natural Gas                                           -       204,592              -              -          204,592
     (4)  FE Facilities                                         -       119,753              -              -          119,753
     (5)  MYR                                                   -       139,794              -              -          139,794
     (6)  International                                         -             -        204,626              -          204,626
     (7)  Other                                            70,620        12,955          9,409          6,529 (a)       99,513
     (8)  Internal revenues                               354,680       410,296        117,459       (882,435)(b)            -
                                                       ----------    ----------      ---------      ---------       ----------
     (9)     Total revenues                             2,349,542     1,048,148        331,494       (875,906)       2,853,278
                                                       ----------    ----------      ---------      ---------       ----------
    (10)
    (11)EXPENSES:
    (12)  Fuel                                              1,176       166,533          2,912              -          170,621
    (13)  Purchased Power                                 905,791        66,665              -       (458,237)(b)      514,219
    (14)  Purchased Gas                                         -       206,227              -              -          206,227
    (15)  Other operating expenses                        516,672       440,453        141,475       (403,263)(a)(b)   695,337
    (16)  FE Facilities                                         -       118,135              -              -          118,135
    (17)  MYR                                                   -       136,871              -              -          136,871
    (18)  International                                         -             -         88,547              -           88,547
    (19)  Mark-to-Market Adjustment                             -        (9,184)         8,045              -           (1,139)
    (20)  Provision for depreciation and amortization     243,779         6,661         12,388              -          262,828
    (21)  General taxes                                   160,912         7,251          3,825              -          171,988
                                                       ----------    ----------      ---------      ---------       ----------
    (22)      Total expenses                            1,828,330     1,139,612        257,192       (861,500)       2,363,634
                                                       ----------    ----------      ---------      ---------       ----------
    (23)INCOME BEFORE INTEREST
    (24)    AND INCOME TAXES                              521,212       (91,464)        74,302        (14,406)         489,644
                                                       ----------    ----------      ----------     ---------       ----------
    (25)Net interest charges:
    (26)  Interest expense                                140,780        12,056        122,035        (14,406)(b)      260,465
    (27)  Capitalized interest                             (3,387)       (2,427)             -              -           (5,814)
    (28)  Subsidiaries' preferred stock dividends          24,071             -              -              -           24,071
                                                       ----------    ----------      ---------      ---------       ----------
    (29)      Net interest charges                        161,464         9,629        122,035        (14,406)         278,722
                                                       ----------    ----------      ----------     ---------       ----------
    (30)Income taxes                                      161,876       (41,469)       (25,978)             -           94,429
                                                       ----------    ----------      ---------      ---------       ----------
    (31)Income before cumulative effect of a
    (32)  change in accounting                            197,872       (59,624)       (21,755)             -          116,493
    (33)Cumulative effect of a change in accounting             -             -              -              -                -
                                                       ----------    ----------      ---------      ---------       ----------
    (34)NET INCOME                                     $  197,872    $  (59,624)     $ (21,755)     $       -       $  116,493
                                                       ==========    ==========      =========      =========       ==========


                                                                         4



                                                                  FirstEnergy Actual Consolidated Income Segments
                                                                     Three Months Ended March 31, 2003 VS 2002
                                                      ----------------------------------------------------------------------
                                                      Regulated      Competitive     Other      Reconciling
        (In thousands):                               Services        Services        (c)       Adjustments     Consolidated
        ----------------------------------------      ---------      -----------   ---------    ------------    ------------
     (1)REVENUES:
     (2)  Electric Sales                              $ 295,757       $ 252,443    $       -    $       -       $ 548,200
     (3)  Natural Gas                                         -          43,904            -            -          43,904
     (4)  FE Facilities                                       -         (42,373)           -            -         (42,373)
     (5)  MYR                                                 -         (27,500)           -            -         (27,500)
     (6)  International                                       -               -     (162,286)           -        (162,286)
     (7)  Other                                          24,445           1,955         (663)       5,512 (a)      31,249
     (8)  Internal revenues                             (90,178)        149,398        6,335      (65,555)(b)           -
                                                      ---------       ---------    ---------    ---------       ---------
     (9)     Total revenues                             230,024         377,827     (156,614)     (60,043)        391,194
                                                      ---------       ---------    ---------    ---------       ---------
    (10)
    (11)EXPENSES:
    (12)  Fuel                                           (1,176)        (11,211)        (496)           -         (12,883)
    (13)  Purchased Power                               205,821         405,789            -     (101,457)(b)     510,153
    (14)  Purchased Gas                                       -          23,238            -            -          23,238
    (15)  Other operating expenses                       14,887         (17,512)     (33,783)      61,715 (a)(b)   25,307
    (16)  FE Facilities                                       -         (39,872)           -            -         (39,872)
    (17)  MYR                                                 -         (26,236)           -            -         (26,236)
    (18)  International                                       -               -      (72,540)           -         (72,540)
    (19)  Mark-to-Market Adjustment                           -          13,025       (8,196)           -           4,829
    (20)  Provision for depreciation and amortization    19,879             831       (1,876)           -          18,834
    (21)  General taxes                                   2,846           3,301          147            -           6,294
                                                      ---------       ---------    ---------    ---------       ---------
    (22)      Total expenses                            242,257         351,353     (116,744)     (39,742)        437,124
                                                      ---------       ---------    ---------    ----------      ---------
    (23)INCOME BEFORE INTEREST
    (24)    AND INCOME TAXES                            (12,233)         26,474      (39,870)     (20,301)        (45,930)
                                                      ---------       ---------    ---------    ---------       ---------
    (25)Net interest charges:
    (26)  Interest expense                              (22,763)            637      (17,388)     (20,301)(b)     (59,815)
    (27)  Capitalized interest                           (3,663)            325            -            -          (3,338)
    (28)  Subsidiaries' preferred stock dividends       (12,829)              -            -            -         (12,829)
                                                      ---------       ---------    ---------    ----------      ---------
    (29)      Net interest charges                      (39,255)            962      (17,388)     (20,301)        (75,982)
                                                      ---------       ---------    ---------    ---------       ---------
    (30)Income taxes                                     (2,472)         10,133           46            -           7,707
                                                      ---------       ---------    ---------    ---------       ---------
    (31)Income before cumulative effect of a
    (32)  change in accounting                           29,494          15,379      (22,528)           -          22,345
    (33)Cumulative effect of a change in accounting     100,960           1,187            -            -         102,147
                                                      ---------       ---------    ---------    ---------       ---------
    (34)NET INCOME                                    $ 130,454       $  16,566    $ (22,528)   $       -       $ 124,492
                                                      =========       =========    =========    =========       =========


     Reconciling  adjustments to segment operating results from internal management  reporting to consolidated  external financial  reporting.
     (a)  Principally fuel marketing  revenues which are reflected as reductions to expenses for internal management reporting purposes.
     (b)  Elimination of intersegment transactions.
     (c)  "Other" segment  primarily  consists of corporate support services and international businesses.

                                                            5



                                             FirstEnergy Statistical Summary

----------------------------------------------------------------------------------------------------
                                     FirstEnergy Combined Electric Sales Statistics
----------------------------------------------------------------------------------------------------
                                                                      Three Months Ended March 31,
                                                                  ----------------------------------
                                                                      2003         2002      Change
                                                                  ---------     ---------    -------
                                                                        (In Millions)
     ELECTRIC GENERATION SALES (KWHs):
       Retail -
         Regulated                                                   22,118       21,672       2.1%
         Unregulated                                                  3,230        1,403     130.2%
                                                                  ----------    ---------   --------
       Total Retail                                                  25,348       23,075       9.9%
       Wholesale                                                     10,426        4,321     141.3%
                                                                  ----------    ---------   --------
          Total Electric Generation Sales                            35,774       27,396      30.6%
                                                                  =========     =========   ========

     ELECTRIC DISTRIBUTION DELIVERIES (KWHs):
       Residential                                                   10,127        8,773      15.4%
       Commercial                                                     8,292        7,427      11.6%
       Industrial                                                     8,724        8,608       1.3%
       Other                                                            140          138       1.4%
                                                                  ---------     ---------   --------
          Total Distribution Deliveries                              27,283       24,946       9.4%
                                                                  =========     =========   ========

     ELECTRIC SALES SHOPPED (KWHs):
       Residential                                                    1,647        1,178      39.8%
       Commercial                                                     1,626          719     126.1%
       Industrial                                                     1,892        1,377      37.4%
                                                                  ---------     ---------   --------
          Total Electric Sales Shopped                                5,165        3,274      57.8%
                                                                  =========     =========   ========

----------------------------------------------------------------------------------------------------
                                                                      At March 31,
                                             -------------------------------------------------------------

                                                  2003          % Total             2002           % Total
                                             ------------      --------         ------------       -------
     Capitalization ( in thousands):
     -------------------------------
     Total common  equity                    $  7,262,260           31%         $  7,436,518          29%
     Preferred stock *                            765,363            3%            1,074,971           4%
     Long-term debt *                          12,666,967           55%           14,706,813          57%
     Short-term debt *                            855,327            4%              862,528           3%
     Off-balance sheet debt equivalents:
       - Sale-leaseback arrangements            1,496,580            6%            1,467,254           6%
       - Accounts receivable factoring            145,000            1%              200,000           1%
                                             ------------       -------         ------------       ------
         Total Capitalization                $ 23,191,497          100%         $ 25,748,084         100%
                                             ============       =======         ============       ======


 *   Includes amounts due to be paid within one year, JCP&L securitization of $320 million and debt related to pending divestitures in 2002.



------------------------------------------------------------------------------------------------------------------------
                                                                               Three Months Ended March 31,
                                                                  ------------------------------------------------------

                                                                        2003                2002               Change
                                                                  ------------------------------------------------------
                                                                                   (in thousands)
     Financial Statistics ( in thousands):
     ------------------------------------
     L-T Debt and Preferred Stock Redemptions                      $  121,814            $ 167,529           $ (45,715)
     Short-term Debt Increase (Decrease)                           $ (237,490)           $ (16,338)          $(221,152)
     Capital Investments                                           $  190,841            $ 164,918           $  25,923
------------------------------------------------------------------------------------------------------------------------



     One-Time Items: 2003 vs 2002 (a)                                                Three Months Ended
                                                                                          March 31,
                                                                   -----------------------------------------------------
                                                                       2003                 2002               Change
                                                                   ----------            ----------           --------
     Long-term Derivative Contract Adjustment                      $        -            $ (18,091)           $ 18,091
     Equity Investment - Bankruptcy                                         -              (30,371)             30,371
     Telecommunications Investment Writedown                                -              (12,610)             12,610
     Generation Project Cancellation                                        -              (17,102)             17,102
     Cumulative Avon adjustment (b)                                         -               45,300             (45,300)
                                                                   ----------            ----------           --------
       Total - Income before income taxes                          $        -            $ (32,874)           $ 32,874
                                                                   ==========            ==========           ========

     EPS Effect                                                    $     0.00            $   (0.05)           $   0.05
                                                                   ==========            ==========           ========

     Notes: (a) Expense amounts except as noted in footnote (b)
            (b) Cumulative Avon adjustment amounts reflected in 2002 income statement -
                                     Revenues - international                             $ 91,300
                                     Expenses - international                               27,100
                                     Net interest charges                                   18,900
                                                                                          --------
                                     Income before income taxes                             45,300
                                     Income taxes                                           13,600
                                                                                          ---------
                                     Net income                                           $ 31,700
                                                                                          ========


                                                            6


                         FirstEnergy Statistical Summary

                                                  Three Months Ended
                                                      March 31,
                                          -----------------------------------
                                             2003        2002         Change
                                          ---------   ---------     --------
    NATURAL GAS SALES (Decatherms):            (in thousands)
      Retail                                 29,577      38,266        -22.7%
      Wholesale                              10,037      12,300        -18.4%
                                          ---------     -------      --------
         Total Natural Gas Sales             39,614      50,566        -21.7%
                                          =========     =======      ========


-----------------------------------------------------------------------------
                                             Three Months Ended March 31,
                                          -----------------------------------
                                             2003        2002         Change
                                          ---------   ---------      --------
    Regulatory Asset Amortization                   (in thousands)
    ------------------------------
    Depreciation and Amortization         $ 181,234   $ 142,789      $ 38,445
    Income Tax Amortization                  15,490      13,070         2,420
                                          ---------   ---------      --------
      Total                               $ 196,724   $ 155,859      $ 40,865
                                          =========   -========      ========

    Regulatory Deferrals
    ---------------------
    Ohio Transition Plan
    --------------------
    Beginning Balance                     $ 259,353   $ 75,406
    Deferral of Shopping Incentives          45,426     31,036       $ 14,390
    Deferral of New Regulatory Assets         4,589     12,459         (7,870)
                                          ---------   ---------      --------
    Current period deferrals                 50,015     43,495       $  6,520
                                                                     ========
                                          ---------   ---------
    Ending Balance-Ohio Deferrals         $ 309,368   $ 118,901
                                          =========   =========

    Deferred Energy Costs
    -----------------------
    Pennsylvania
    ------------
    Beginning Balance                     $       -   $ 218,531
    Deferral (recovery) of energy costs           -     (19,131)     $ 19,131
                                          ---------   ---------      --------
    Current period change                         -     (19,131)     $ 19,131
                                          ---------   ---------      ========
    Ending Balance                        $       -   $ 199,400
                                          =========   =========

    New Jersey
    ----------
    Beginning Balance                     $ 548,641   $ 301,204
    Deferral (recovery) of energy costs     (18,313)     18,651      $(36,964)
                                          ---------   ---------      ========
    Ending Balance                        $ 530,328   $ 319,855
                                          =========   =========


    Mark-to-Market Adjustment
    --------------------------
    Expenses - Pre-Tax Income Effect:
      Increase (Decrease)                 $   3,690   $  (1,139)     $  4,829

    EPS Effect                            $   (0.01)  $    0.00      $  (0.01)


---------------------------------------------------------------------
                                                   At March 31,
                                          ---------------------------
    Operating Statistics (12 mos. Ending)     2003              2002
    -------------------------------------    ------            ------

    System Load Factor                        61.3%             59.2%
    Capacity Factors:
       Fossil                                 59.9%             53.1%
       Nuclear                                70.8%             86.4%
    Generation Output:
      Fossil                                    67%               59%
      Nuclear                                   33%               41%

    Weather
    -------
    Composite Heating Days Year-to-Date       3,116             2,519
      (Normal - 2,806)

RECENT DEVELOPMENTS

Standard & Poor's (S&P) and Moody's Ratings Actions
---------------------------------------------------
On April 14, S&P Ratings Services affirmed its 'BBB' corporate credit rating on FirstEnergy Corp. and its subsidiaries. S&P also upgraded FirstEnergy's Business Position rating from '6' to '5.' In addition, on April 11, Moody's Investors Service affirmed its 'Baa2' issuer and senior unsecured ratings for FirstEnergy Corp.

Davis-Besse Nuclear Power Station
---------------------------------
FirstEnergy continues to make progress toward returning Davis-Besse to safe and reliable operation. Milestones achieved included modification of the Containment Emergency Sump, installation of a FLUS leak detection system on the bottom of the reactor vessel, and successful completion of the Integrated Leak Rate Test on the containment building. Additionally, the Company's consultant, Dr. Sonja Haber, has completed the safety culture assessment report, which will be discussed at a future NRC meeting. The next milestone will be the pressure test of the reactor coolant system, including the reactor vessel.

Nuclear Plant Refueling Outages
-------------------------------
Beaver Valley Unit 1 completed its refueling outage and returned to service on April 29. During the refueling, repairs were made to minor surface cracks on four of the 65 control rod drive mechanism nozzles. The cracks did not result in coolant leakage and inspection of the reactor head indicated it is in good condition.

The Perry Plant began its refueling outage on April 5 and is expected to return to service in early May.

Jersey Central Power & Light (JCP&L) Rate Case
----------------------------------------------
The schedule in the JCP&L rate case has been revised as follows:

o  Hearings completed on        o Administrative Law Judge Recommended Decision
   April 28                       due end of June
o  Briefs are due May 2         o Board of Public Utilities decision expected in
                                  July
o  Reply Briefs are due May 16  o New rates will be effective August 1

Pennsylvania Public Utility Commission (PAPUC) Activity
-------------------------------------------------------
Following the Pennsylvania Supreme Court's denial of appeals of the Commonwealth Court's Order on the merger settlement and Provider of Last Resort rate relief, the PAPUC:
o transmitted the issue of merger savings to the Office of Administrative Law Judge for hearings,
o directed Met-Ed and Penelec to file a position paper by May 2 describing the status of a settlement stipulation in light of the Commonwealth Court's opinion; and
o directed all interested parties to submit responses within 30 days of the Companies' position paper filing

Shelf Registration
------------------
On March 17, FirstEnergy filed a registration statement with the U.S. Securities and Exchange Commission covering securities in the aggregate of up to $2 billion. Although the Company does not have any current plans to issue securities, the shelf provides the flexibility to issue and sell various types of securities, including common stock, debt securities, or share purchase contracts and related share purchase units.

Emdersa Abandonment
-------------------
On April 18, FirstEnergy divested its ownership in the Argentine distribution company Emdersa through the abandonment of its shares in Emdersa's parent company, GPU Argentina Holdings, Inc. FirstEnergy will recognize a one-time, non-cash charge of $63 million in the second quarter ($0.21 per share). Since FirstEnergy had recorded a $90 million currency translation adjustment in the fourth quarter of 2002, the net effect of the $63 million charge will be an increase in common shareholders' equity of $27 million. FirstEnergy anticipates income tax benefits of $129 million related to the abandonment, which will be reflected in earnings in a future period.


This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "expect," "believe," "estimate," and similar words. Actual results may differ materially due to a number of factors including, but not limited to, the speed and nature of regulatory approvals.

                                       8